Exhibit 10.7

EXECUTION VERSION

INFORMATION SHARING AND COOPERATION AGREEMENT

This Information Sharing and Cooperation Agreement, dated as of March 18, 2015 (this “Agreement”), is by and between Roivant Sciences Ltd., a Bermuda exempted company (“Roivant”), and Roivant Neurosciences Ltd., a Bermuda exempted company (“RNL”, with each of Roivant and RNL, a “Party” and together, the “Parties”).

RECITALS

WHEREAS, Roivant is the beneficial owner of all the issued and outstanding stock of RNL;

WHEREAS, Roivant and RNL currently contemplate that RNL will engage in an initial public offering (“IPO”) of shares of RNL’s stock (“Shares”) pursuant to a Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “SEC”);

WHEREAS, in connection with the IPO, RNL will apply to list the Shares for trading on the NASDAQ Stock Market (“NASDAQ”);

WHEREAS, Roivant’s majority ownership of RNL after the IPO will require Roivant to continue consolidating RNL’s financial statements with its own under U.S. generally accepted accounting principles (“GAAP”) and SEC reporting requirements;

WHEREAS, the significance of RNL to Roivant may, under certain circumstances, result in Roivant requiring access to certain information regarding RNL even if Roivant ceases to consolidate RNL’s financial statements with its own; and

WHEREAS, the Parties intend that this Agreement shall set forth the principal arrangements between Roivant and RNL regarding the sharing of information and cooperation of the Parties in connection with the preparation of each Party’s financial statements and, to the extent applicable in the future, their respective reporting obligations under other circumstances, from and after the date of effectiveness of the Registration Statement for the IPO (the “Effective Date”).

NOW, THEREFORE, in consideration of the foregoing recitals and the covenants and conditions set forth herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties hereto agree as follows.

ARTICLE I

RIGHT OF FIRST REVIEW

Section 1.01                             As consideration for entering into this Agreement, Roivant agrees not to pursue any potential dementia-related product or investment opportunity (a “Dementia Opportunity”) without first notifying RNL (the “Offer Notice”) of its intention to do so, such Offer Notice to include reasonable details of such opportunity to the extent known or otherwise made available to Roivant, and offering RNL the opportunity to evaluate and independently pursue the Dementia Opportunity. RNL shall have 30 days after receipt of the Offer Notice to inform Roivant of its intent to pursue in good faith the Dementia Opportunity subject to the Offering Notice (the “Acceptance Notice”) in which case Roivant shall not pursue such Dementia Opportunity and shall refer such Dementia Opportunity to RNL. If RNL has not entered into a definitive agreement with respect to the Dementia Opportunity described in the Offer Notice within 60 days of the Acceptance Notice, Roivant shall be free to pursue such Dementia Opportunity.

ARTICLE II

FINANCIAL REPORTING AND DISCLOSURE COVENANTS

Section 2.01                             Financial Reporting and Controls. The Parties agree that they will comply with the requirements set forth in this Section 2.01, (A) with respect to Sections 2.01(b), (c), (d), (g), (h) and (j) from and after the Effective Date, and (B) with respect to Sections 2.01(a) through (j), from and after such time that Roivant (i) notifies RNL that it is actively engaging in the preparation of a registration statement to be filed under the Securities Act for an initial public offering of its securities or (ii) has a class of securities registered under Section 13(a) or 15(d) of the Exchange Act, in each case, for so long as Roivant is required (x) by GAAP reporting requirements to consolidate the results of operations and financial position of RNL, (y) to account for its investment in RNL under the equity method of accounting (determined in accordance with GAAP and consistent with SEC reporting requirements), or (z) pursuant to any rule of the SEC that is applicable to Roivant and requires Roivant to include separate financial statements of RNL in any filing with the SEC. Notwithstanding anything to the contrary and for further clarification purposes, all covenants of RNL contained in this Article II of this Agreement will expire and terminate when Roivant is no longer required by GAAP reporting requirements to consolidate the results of the operations and financial position of RNL, account for its investment in RNL under the equity method of accounting, or otherwise include separate financial statements of RNL in its filings with the SEC pursuant to any rule of SEC.

(a)                                 Disclosure of Financial Controls. In connection with the filing of Roivant’s annual and quarterly reports under the Exchange Act or any investigations of prior periods, RNL shall cause its principal executive officer and principal financial officer to provide to Roivant (A) on a timely basis, if this provision is applicable by virtue of Section 2,01(x) and (B) on a timely basis and if reasonably requested by Roivant, if this provision is applicable by virtue of Sections 2.01(y) or (z), (1) certifications to Roivant corresponding to those required under Sections 302 and 906 of the Sarbanes-Oxley Act of 2002, (2) any certificate that may be reasonably necessary for Roivant to satisfy the requirements applicable to it under Section 404 of the Sarbanes-Oxley Act of 2002, (3) any certificates or other written information that RNL’s principal executive officer or principal financial officer received as support for the certificates provided to Roivant and (4) a reasonable opportunity to discuss with RNL’s principal financial officer and other appropriate officers and employees of RNL any issues reasonably related to the foregoing.

(b)                                 Quarterly Financial Statements.

(i)                                     As soon as reasonably practicable and no later than 15 days before the date by which Roivant is required to file a quarterly report on Form 10-Q if this provision is applicable by virtue of Section 2.01(x) above or 10 days before the date by which Roivant is required to file a quarterly report on Form 10-Q if this provision is applicable by virtue of Section 2.01(y) or (z) above, RNL will deliver to Roivant reasonably complete drafts of (i) the consolidated financial statements of RNL (and notes thereto) for the quarterly periods and for the period from the beginning of the current fiscal year to the end of such quarter, setting forth in each case in comparative form for each such fiscal quarter of RNL the consolidated figures (and notes thereto) for the corresponding quarter and periods of the previous fiscal year prepared in accordance with Article 10 of Regulation S-X and GAAP and (ii) a discussion and analysis by management of RNL’s financial condition and results of operations for such fiscal period, including, without limitation, an explanation of any material period-to-period change and any off-balance sheet transactions, prepared in accordance with Item 303(b) of Regulation S-K. The information set forth in (i) and (ii) above is referred to in this Agreement as the “RNL Quarterly Financial Statements.” As soon as reasonably possible and no later than 5 days before the date by which Roivant is required to file a quarterly report on Form 10-Q, RNL will deliver to Roivant the final form of the RNL Quarterly Financial Statements, provided, however, that RNL may continue to revise such RNL Quarterly Financial

Statements prior to its filing thereof in order to make corrections, updates and changes, which corrections, updates and changes, if substantive, will be delivered by RNL to Roivant as soon as reasonably possible. At Roivant’s request, RNL’s representatives will consult and discuss with RNL’s representatives any such corrections, updates and changes. To the extent that the fiscal year of Roivant is not the same as the fiscal year of RNL or Roivant is not subject to reporting obligations under Section 13(a) or 15(d) of the Exchange Act, the obligation to deliver RNL Quarterly Financial Statements before the date by which Roivant is required to file its quarterly report on Form 10-Q shall be determined based on the date by which RNL is required to file its quarterly report on Form 10-Q.

(ii)                                  As soon as reasonably practicable and no later than 45 days after the end of its fiscal year, RNL will deliver to Roivant its consolidated financial statements (and notes thereto) for the last quarter of its fiscal year, setting forth in each case in comparative form for such fiscal quarter of RNL the consolidated figures (and notes thereto) for the corresponding quarter of the previous fiscal year prepared in accordance with Article 10 of Regulation S-X and GAAP; provided, however, that RNL may continue to revise such financial statements in order to make corrections, updates and changes in connection with the preparation of its audited annual financial statements, which corrections, updates and changes, if substantive, will be delivered by RNL to Roivant as soon as reasonably possible.

(c)                                  Annual Financial Statements. As soon as reasonably practicable and no later than 45 days after the end of its fiscal year if this provision is applicable by virtue of Section 2.01(x) above or 55 days after the end of its fiscal year if this provision is applicable by virtue of Section 2.01(y) or (z) above, RNL will deliver to Roivant reasonably complete drafts of (i) the consolidated financial statements of RNL (and notes thereto) for such year, setting forth in each case in comparative form the consolidated figures (and notes thereto) for the previous fiscal years, prepared in accordance with Article 10 of Regulation S-X and GAAP and (ii) a discussion and analysis by management of RNL’s financial condition and results of operations for such year, including, without limitation, an explanation of any material period-to-period changes and any off-balance sheet transactions, prepared in accordance with Item 303(a) and 305 of Regulation S-K. The information set forth in (i) and (ii) above is referred to in this Agreement as the “RNL Annual Financial Statements.” As soon as reasonably possible and no later than 15 days before the date by which Roivant is required to file its annual report on Form 10-K if this provision is applicable by virtue of Section 2.01(x) above or 10 days before the date by which Roivant is required to file its annual report on Form 10-K if this provision is applicable by virtue of Section 2.01 (y) or (z) above, RNL will deliver to Roivant the final form of the RNL Annual Financial Statements and an opinion on the RNL Annual Financial Statements by RNL’s independent registered public accountants (the “RNL Auditors”); provided, however, that RNL may, if necessary, continue to revise such RNL Annual Financial Statements prior to the filing thereof in order to make corrections, updates and changes, which corrections, updates and changes, if substantive, will be delivered by RNL to Roivant as soon as reasonably possible. At Roivant’s request, RNL’s representatives will consult and discuss with Roivant’s representatives any such corrections, updates and changes. To the extent that the fiscal year of Roivant is not the same as the fiscal year of RNL or Roivant is not subject to reporting obligations under Section 13(a) or 15(d) of the Exchange Act, the obligation to deliver RNL Annual Financial Statements before the date by which Roivant is required to file its annual report on Form 10-K shall be determined based on the date by which RNL is required to file its quarterly report on Form 10-K.

(d)                                         Conformance of Financial Statements. Subject to the other terms in this Agreement, RNL shall not make or adopt any significant changes to its accounting estimates or accounting policies and principles from those in effect on the Effective Date to the extent that such changes would significantly impact Roivant’s financial statements. Notwithstanding the previous sentence, nothing in this Agreement shall prevent RNL making those changes to its accounting estimates or accounting policies and principles if such changes are required by GAAP or which the audit committee of RNL determines are necessary or appropriate for the proper presentation of such Party’s financial statements; provided, however, that RNL shall first consult with Roivant and, if requested by Roivant, with Roivant’s independent certified public accountants.

(e)                                  Press Releases and Similar Information. RNL and Roivant will consult with each other as to the timing of their annual and quarterly earnings releases and any interim financial guidance for a current or future period and, to the extent reasonably possible. If the Parties are unable to agree as to such timing, then Roivant and RNL shall each make reasonable efforts to issue their respective annual and quarterly earnings releases at approximately the same time on the same date, which will include for these purposes during the same period of time beginning after the close of market on one day and ending just prior to the opening of market on the next day. Roivant and RNL agree to consult with each other as to the timing of their respective earnings release conference calls.

(f)                                   Cooperation on Roivant Filings. RNL agrees to provide to Roivant, and to instruct the RNL Auditors to provide to Roivant, all material information with respect to RNL that Roivant reasonably requires in connection with the preparation by Roivant of its Quarterly Reports on Form 10-Q, Annual Reports to Shareholders, Annual Reports on Form 10-K, any Current Reports on Form 8-K and any registration statements, or other filings made by Roivant with the SEC, any national securities exchange or otherwise made publicly available with respect to the disclosures pertaining to RNL (collectively, the “Roivant Public Filings”). The Parties agree to reasonably cooperate with each other with respect to the requesting and furnishing of such required information in order to enable Roivant to file all Roivant Public Filings within the deadlines as required by applicable law. RNL will cause the RNL Auditors (as defined below) to consent to any reference to them as experts in any Roivant Public Filings required under any law, rule or regulation.

(g)                                  Access to the RNL Auditors. RNL will authorize the RNL Auditors to make reasonably available to the Roivant Auditors both the personnel who performed, or are performing, the annual audit and quarterly reviews of RNL and work papers related to the annual audit and quarterly reviews of RNL, in all cases within a reasonable time prior to the Roivant Auditors’ opinion date, so that the Roivant Auditors are able to perform the procedures they consider necessary to take responsibility for the work of the RNL Auditors as it relates to the Roivant Auditors’ report on Roivant’s statements.

(h)                                 Access to Records. If Roivant determines in good faith that there may be a material inaccuracy in RNL’s financial statements or deficiency or inadequacy in RNL’s internal accounting controls or operations that could reasonably be expected to materially impact Roivant’s financial statements, and at Roivant’s request, RNL will provide Roivant’s internal auditors with reasonable access to RNL’s books and records so that Roivant may conduct reasonable audits relating to the financial statements provided by RNL under this Agreement, as well as to the internal accounting controls and operations of RNL.

(i)                                     Provision of Information. RNL shall provide, or cause to be provided, to Roivant, as soon as reasonably practicable after request therefor, confirmation as to whether RNL is in possession of information that would reasonably be considered to be material nonpublic information with respect to RNL under applicable U.S. securities laws, and sufficient additional information as is necessary, in the reasonable judgment of Roivant and its counsel, to determine whether such information is material with respect to Roivant under applicable U.S. securities laws.

(j)                                    Fiscal Year. RNL shall not change its fiscal year without the prior written consent of Roivant.

ARTICLE III

EXCHANGE OF INFORMATION; CONFIDENTIALITY

Section 3.01                             Privilege. In the event that RNL reasonably determines that the provision of information pursuant to this Agreement would violate any law or bona fide contractual restriction, or result in the waiver of any Privilege, the Parties shall take all commercially reasonable measures to permit the compliance with the provision of information obligations in a manner that avoids any such harm or consequence, which shall include, but not be limited to, compliance with Sections 3.05, 3.06 and 3.07 hereof. For purposes of this Agreement, the term “Privilege” shall mean information and advice that has been previously developed but is legally protected from disclosure under legal privileges, such as the attorney-client privilege, work product exemption or similar concept of legal protection.

Section 3.02                             Ownership of Information. Any information owned by RNL that is provided to Roivant pursuant to the terms of this Agreement shall be deemed to remain the property of RNL. Unless expressly set forth in this Agreement, nothing contained in this Agreement shall be construed as granting or conferring any right, title or interest (whether by license or otherwise) in, to, or under any such information.

Section 3.03                             Record Retention. To facilitate the provision of information pursuant to this Agreement after the Effective Date, RNL agrees to retain all information in its possession or control on the Effective Date in accordance with its document retention policies, as such policies may be reasonably amended or revised after the Effective Date. RNL shall provide Roivant with reasonable notice of any material amendment or revision to its retention policies after the Effective Date. RNL shall not materially amend or revise its retention policy in effect at the time of its IPO for a period of three years after the IPO.

Section 3.04                             Limitations of Liability. RNL shall have no liability to Roivant in the event that any information exchanged or provided pursuant to this Agreement is found to be inaccurate or the requested information is not provided, in the absence of willful misconduct by, or gross negligence of, RNL. RNL shall not have any liability to Roivant if any information is destroyed in compliance with its document retention policies.

Section 3.05                             Confidentiality.

(a)                                 Subject to Section 3.07, Roivant agrees to hold, and to cause its respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives, including for the avoidance of doubt underwriters or other parties providing financing to Roivant, to hold in strict confidence, with at least the same degree of care that applies to its confidential and proprietary information pursuant to its policies in effect as of the Effective Date, all information with respect to RNL that is accessible to it, in its possession (including information in its possession prior to the Effective Date) or furnished by RNL, or accessible to, in the possession of, or furnished to Roivant pursuant to this Agreement or otherwise, except, in each case, to the extent that such information (i) is or becomes part of the public domain through no breach of this Agreement by Roivant or its directors, officers, employees, agents, accountants, counsel and other advisors and representatives, (ii) was independently developed following the Effective Date by employees or agents of Roivant or its directors, officers, employees, agents, accountants, counsel and other advisors and representatives who have not accessed or otherwise received the applicable information; provided that such independent development can be demonstrated by competent, contemporaneous written records of Roivant, (iii) becomes available to Roivant following the Effective Date on a non-confidential basis from a third Party who is not bound directly or indirectly by a duty of confidentiality to RNL; or (iv) is provided by RNL and appropriately disclosed by Roivant in accordance with the terms of Article II.

(b)                                 The Parties acknowledge that they may have in their possession confidential or proprietary information of third Parties that was received under confidentiality or non-disclosure agreements with such third Party. The Parties will hold in strict confidence the confidential and proprietary information of third Parties to which they have access in accordance with the terms of any such agreements.

(c)                                  Notwithstanding anything herein to the contrary, following the Effective Date, Roivant shall be permitted to (i) use the RNL trademark in its written materials when referencing RNL, (ii) provide confidential information regarding RNL (including but not limited to historical financial and other information) to persons who have a legitimate reason to know such information and who are under an obligation to keep such information confidential, and (iii) publish non-confidential information of RNL (including but not limited to historical financial and other information).

(d)                                 Notwithstanding anything to the contrary in this Article III, Roivant shall have no right to use any information disclosed by RNL unless otherwise provided for in this Agreement or specifically provided for in any other agreement between the Parties.

Section 3.06                             Protective Arrangements. In the event that Roivant either determines on the advice of its counsel that it is required to disclose any information pursuant to applicable law (including the rules and regulations of the SEC in connection with any proposed registration of Roivant’s securities under the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or pursuant to the requirements of any national securities exchange) or receives any request or demand from any governmental authority to disclose or provide information of RNL that is subject to the confidentiality provisions hereof, Roivant shall notify RNL prior to disclosing or providing such information and shall cooperate at the expense of Roivant in seeking any reasonable protective arrangements (including by seeking confidential treatment of such information) requested by RNL. Subject to the foregoing, Roivant may thereafter disclose or provide information to the extent required by such law (as so advised by counsel) or requested or required by such governmental authority; provided, however, that Roivant provides RNL, to the extent legally permissible, upon request with a copy of the information so disclosed.

Section 3.07                             Preservation of Legal Privileges.

(a)                                 The Parties recognize that they possess and will possess Privileged information. Each Party recognizes that they shall be jointly entitled to the Privilege with respect to such Privileged information and that each shall be entitled to maintain, preserve and assert for its own benefit all such information and advice, but both Parties shall ensure that such information is maintained so as to protect the Privileges with respect to the other Party’s interest. To that end, neither Party will knowingly waive or compromise any Privilege associated with such information and advice without the prior written consent of the other Party, which shall not be unreasonably withheld. In the event that Privileged information is required to be disclosed to any arbitrator or mediator in connection with a dispute between the Parties, such disclosure shall not be deemed a waiver of Privilege with respect to such information, and any Party receiving it in connection with a proceeding shall be informed of its nature and shall be required to safeguard and protect it.

(b)                                 Upon receipt by either Party of any subpoena, discovery or other request that may call for the production or disclosure of information that is the subject of a Privilege, or if a Party obtains knowledge that any current or former employee of a Party has received any subpoena, discovery or other request that may call for the production or disclosure of such information, such Party shall provide the other Party a reasonable opportunity to review the information and to assert any rights it may have under this Section 3.07 or otherwise to prevent the production or disclosure of such information. Absent receipt of written consent from the other Party to the production or disclosure of information that may be covered by a Privilege, each Party agrees that it will not produce or disclose any information that may be covered by a Privilege unless a court of competent jurisdiction has entered a final, nonappealable order finding that the information is not entitled to protection under any applicable Privilege.

ARTICLE IV

TAX MATTERS

Section 4.01.            PFIC. For so long as Roivant owns stock of RNL, RNL will use reasonable best efforts to avoid, in respect of any taxable year, being treated as a passive foreign investment company (“PFIC”) within the meaning of Section 1297 of the Code, including, but not limited to, causing any of its subsidiaries to file an election pursuant to Treasury Regulation Section 301.7701-3. No later than 75 days after the end of each taxable year, RNL shall deliver to Roivant an analysis as to whether RNL believes that it will be treated as a PFIC in respect of such taxable year. Such analysis may be prepared by RNL, but in preparing such analysis RNL shall consult with its internationally recognized tax advisors.

Section 4.02.                          OEF Information. RNL shall use reasonable best efforts to provide, and shall cause each of its subsidiaries to use reasonable best efforts to provide, to Roivant all information that may be necessary to allow Roivant, and any direct or indirect owners of Roivant, to evaluate the analysis referenced in Section 4.01 and to fulfill their U.S. tax filing and reporting obligations. RNL shall provide, and shall cause each of its subsidiaries to provide, such information to Roivant, and any direct or indirect owners of Roivant, as may reasonably be required to timely file and maintain a “qualified electing fund” election (as defined in Section 1295(a) of the Code) with respect to any such entity.

Section 4.03.                          No Passive Income. For a period of six months after the consummation of the IPO, RNL shall invest its cash and cash equivalents in a non-interest bearing account and will not otherwise generate “passive income” within the meaning of Section 1297(b) of the U.S. Internal Revenue Code of 1986, as amended.

ARTICLE V

DISPUTE RESOLUTION

Section 5.01                             Limitation on Monetary Damages: Equitable Remedies. RNL and Roivant hereby agree that neither Party shall have any liability for monetary damages for any breach of this Agreement so long as such Party used commercially reasonable efforts to comply with the obligation such Party breached and continues thereafter to use commercially reasonable efforts to remedy such breach. In addition to other remedies provided by applicable law, RNL and Roivant may each enforce the provisions of this Agreement through such legal or equitable remedies as a court of competent jurisdiction shall allow without the necessity of proving actual damages or bad faith, and the Party subject to a claim under this Agreement hereby waives any claim or defense that such Party has an adequate remedy at law, and waives any requirement for the securing or posting of any bond in connection with such equitable remedy.

Section 5.02                             Disputes. The procedures for discussion, negotiation and mediation set forth in this Article V shall apply to all disputes, controversies or claims (whether arising in contract, tort or otherwise) that may arise out of or relate to, or arise under or in connection with, this Agreement or the transactions contemplated hereby or thereby (including all actions taken in furtherance of the transactions contemplated hereby on the Effective Date). RNL hereby agrees that its members of the board of directors or senior management that are not affiliated with Roivant shall lead all discussions, negotiations and mediations that occur pursuant to this Article V.

Section 5.03                             Escalation; Mediation.

(a)                                 It is the intent of the Parties to use their respective commercially reasonable efforts to resolve expeditiously any dispute, controversy or claim between or among them with respect to the matters covered by this Agreement. In furtherance of the foregoing, any Party involved in a dispute, controversy or claim with respect to such matters may deliver a notice (an “Escalation Notice”) demanding an in person meeting involving representatives of the Parties at a senior level of management of the Parties (or if the Parties agree, of the appropriate strategic business unit or division within such entity). A copy of any such Escalation Notice shall be given to the general counsel, or like officer or official, of each Party involved in the dispute, controversy or claim (which copy shall state that it is an Escalation Notice pursuant to this Agreement). Any agenda, location or procedures for such discussions or negotiations between the Parties may be established by the Parties from time to time; provided, however, that the Parties shall use their commercially reasonable efforts to meet within 30 days of the Escalation Notice.

(b)                                 If the Parties are not able to resolve the dispute, controversy or claim through the escalation process referred to above, then the matter shall be referred to mediation. The Parties shall retain a mediator to aid the Parties in their discussions and negotiations by informally providing advice to the Parties. Any opinion expressed by the mediator shall be strictly advisory and shall not be binding on the Parties, nor shall any opinion expressed by the mediator be admissible in any other proceeding. The mediator may be chosen from a list of mediators previously selected by the Parties or by other agreement of the Parties. Costs of the mediation shall be borne equally by the Parties involved in the matter, except that each Party shall be responsible for its own expenses. Mediation shall be a prerequisite to the commencement of any action by either Party.

Section 5.04                             Court Actions.

(a)                                 In the event that any Party, after complying with the provisions set forth in Section 5.03 above, desires to commence an action, such Party, subject to Section 7.15, may submit the dispute, controversy or claim (or such series of related disputes, controversies or claims) to any court of competent jurisdiction as set forth in Section 7.15.

(b)                                 Unless otherwise agreed in writing, the Parties will continue to provide service and honor all other commitments under this Agreement during the course of dispute resolution pursuant to the provisions of this Article V, except to the extent such commitments are the subject of such dispute, controversy or claim.

ARTICLE VI

FURTHER ASSURANCES

Section 6.01                             Further Assurances.

(a)                                 In addition to the actions specifically provided for elsewhere in this Agreement, each of the Parties hereto will cooperate with each other and shall use their commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things, reasonably necessary, proper or advisable under applicable laws, regulations and agreements to consummate and make effective the transactions contemplated by this Agreement.

(b)                                 Without limiting the foregoing, prior to, on and after the Effective Date, each Party hereto shall cooperate with the other Party, and without any further consideration, but at the expense of the requesting Party, to execute and deliver, or use its commercially reasonable efforts to cause to be executed and delivered, all instruments, including instruments of conveyance, assignment and transfer, and to make all filings with, and to obtain all consents, approvals or authorizations of, any governmental authority or any other person or entity under any permit, license, agreement, indenture, order, decree, financial assurance (including letter of credit) or other instrument, and to take all such other actions as such Party may reasonably be requested to take by such other Party hereto from time to time, consistent with the terms of this Agreement.

(c)                                  Nothing in this Agreement shall be construed to restrict or limit any right, responsibility or authority of either of Parties hereto or their respective, independent registered public accountants, audit committee or board of directors in violation of any law, legal requirement or listing standard applicable to such Party, whether existing today or hereafter. In the event either Party hereto reasonably determines that any provision in this Agreement does or will so limit any right, responsibility or authority of such Party or such Party’s independent registered public accountants, audit committee or board of directors, then the Parties hereto agree to attempt to negotiate in good faith any changes necessary or advisable to this Agreement to avoid or prevent such violation.

ARTICLE VII

MISCELLANEOUS

Section 7.01                             Counterparts; Entire Agreement; Conflicting Agreements.

(a)                                 This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party. Execution of this Agreement or any other documents pursuant to this Agreement by facsimile or other electronic transmission shall be deemed to be, and shall have the same effect as, executed by an original signature.

(b)                                 This Agreement contains the entire agreement of the Parties with respect to the subject matter hereof, supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter and there are no agreements or understandings between the Parties with respect to such subject matter other than those set forth or referred to herein or therein.

(c)                                  In the event and to the extent that there shall be a conflict between the provisions of this Agreement and the provisions of any other agreement between the Parties, the other agreement shall control with respect to the subject matter thereof, and this Agreement shall control with respect to all other matters.

Section 7.02                             No Construction Against Drafter. The Parties acknowledge that this Agreement and all the terms and conditions herein have been fully reviewed and negotiated by the Parties and their respective attorneys. Having acknowledged the foregoing, the Parties agree that any principle of construction or rule of law that provides that, in the event of any inconsistency or ambiguity, an agreement shall be construed against the drafter of the agreement shall have no application to the terms and conditions of this Agreement.

Section 7.03                             Governing law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof that would result in the application of any law other than the laws of the State of New York.

Section 7.04                             Assignability. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns; provided, however, that no Party may assign its respective rights or delegate its respective obligations under this Agreement without the express prior written consent of the other Party.

Section 7.05                             Notices. All notices and other communications required or permitted hereunder to be given to a party to this Agreement shall be in writing and shall be transmitted via facsimile or email or mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed to such party’s address as set forth below or at such other address as the party shall have furnished to each other party in writing in accordance with this provision.

If to Roivant, to:

Roivant Sciences Ltd.
Clarendon House
2 Church Street
Hamilton HM11
Bermuda
Attention: Corporate Secretary
Facsimile: +1 (441) 292 4720
Email: info@roivant.com

with a copy sent concurrently to:

Roivant Sciences, Inc.
1441 Broadway, 3rd Floor
New York, NY 10018
Attention: Alan S. Roemer, SVP, Finance & Operations
Facsimile: (212) 202-4650
Email: alan.roemer@roivant.com

If to RNL to:

Roivant Neurosciences Ltd.
Clarendon House
2 Church Street
Hamilton HM11
Bermuda
Attention: Corporate Secretary
Facsimile: +1 (441) 292 4720
Email: info@roivant.com

with a copy sent concurrently to:

Roivant Neurosciences, Inc.
1441 Broadway, 3rd Floor
New York, NY 10018
Attention: Alan S. Roemer
Facsimile: (212) 202-4650
Email: alan.roemer@roivant.com

Any Party may, by notice to the other Party, change the address to which such notices are to be given.

Any notice sent in accordance with this Section 7.05 shall be effective (i) if mailed, 7 Business Days after mailing, (ii) if sent by messenger, upon delivery, and (iii) if sent via facsimile or email, upon transmission and electronic confirmation of receipt or (if transmitted and received on a non-Business Day) on the first Business Day following transmission and electronic confirmation of receipt (provided, however, that any notice of change of address shall only be valid upon receipt). A “Business Day” shall mean any day other than a Saturday or Sunday or any other day on which banks in the State of New York are required or permitted by law to close.

Section 7.06                             Severability. If any provision of this Agreement or the application thereof to any person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof or the application of such provision to persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination, the Parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the Parties.

Section 7.07                             Force Majeure. No Party shall be deemed in default of this Agreement to the extent that any delay or failure in the performance of its obligations under this Agreement results from any cause beyond its reasonable control and without its fault or negligence, such as acts of God, acts of civil or military authority, embargoes, epidemics, war, riots, insurrections, fires, explosions, earthquakes, floods, unusually severe weather conditions or labor problems. In the event of any such excused delay, the time for performance shall be extended for a period equal to the time lost by reason of the delay.

Section 7.08                             Headings. The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 7.09                             Termination; Survival. This Agreement and all covenants and obligations herein terminate upon the earlier of (i) written consent of RNL and Roivant, or (ii) when Roivant is no longer required by GAAP reporting requirements to consolidate the results of the operations and financial position of RNL, account for its investment in RNL under the equity method of accounting or otherwise include separate financial statements of RNL in its filings with the SEC pursuant to any rule of SEC; provided, however, Sections 3.02, 3.04, 3.05, 3.06, 3.07, Article V, Article VI and Article VII of this Agreement shall remain in full force and effect following any termination of this Agreement.

Section 7.10                             Waivers of Default. Waiver by any Party of any default by the other Party of any provision of this Agreement shall not be deemed a waiver by the waiving Party of any subsequent or other default, nor shall it prejudice the rights of the other Party.

Section 7.11                             Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the Party or Parties who are or are to be thereby aggrieved shall have the right to specific performance and injunctive or other equitable relief of its rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

Section 7.12                             Amendments. No provisions of this Agreement shall be deemed waived, amended, supplemented or modified by any Party, unless such waiver, amendment, supplement or modification is in writing and signed by an authorized representative of the Party against whom it is sought to enforce such waiver, amendment, supplement or modification.

Section 7.13                             Interpretation. Words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other genders as the context requires. The terms “hereof, “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement. Article and Section references are to the Articles and Sections to this Agreement unless otherwise specified. The word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless the context otherwise requires or unless otherwise specified.

Section 7.14                             Waiver of Jury Trial. SUBJECT TO ARTICLE V AND SECTIONS 7.10 AND 7.11 HEREIN, EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY COURT PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF AND PERMITTED UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.14.

Section 7.15                             Submission to Jurisdiction; Waivers. With respect to any action relating to or arising out of this Agreement, subject to the provisions of Article V, each Party to this Agreement irrevocably (a) consents and submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan, The City of New York; (b) waives any objection which such Party may have at any time to the laying of venue of any action brought in any such court, waives any claim that such action has been brought in an inconvenient forum and further waives the right to object, with respect to such action, that such court does not have jurisdiction over such Party; and (c) consents to the service of process at the address set forth for notices in Section 7.05 herein; provided, however, that such manner of service of process shall not preclude the service of process in any other manner permitted under applicable law.

Section 7.16                             No Third-Party Beneficiaries. This Agreement is not intended, nor shall it be deemed, to confer any rights or remedies on any person other than the Parties hereto and their respective successors and assigns. This Agreement does not create any third-party beneficiary hereto and RNL and Roivant are the only parties entitled to commence any action, proceeding or claim under this Agreement.

Section 7.17                             Expenses. Each Party is responsible for its own fees, costs and expenses incurred in connection with this Agreement and the activities contemplated hereby; provided, further, to the extent that the observation of the covenants and performance of the obligations set forth in Article II result in additional significant financial expenses to RNL, upon RNL’s request, the Parties will discuss potential reimbursement by Roivant with respect to such additional financial expenses incurred by RNL.

[Signature page immediately follows.]

IN WITNESS WHEREOF, the Parties have caused this Information Sharing and Cooperation Agreement to be executed by their duly authorized representatives as of the date first set forth above.

ROIVANT SCIENCES LTD.

By:	/s/ Vivek Ramaswamy
Name:
Title:

ROIVANT NEUROSCIENCES LTD.

By:	/s/ Marianne Romeo Dinsmore
	Name:	Marianne Romeo Dinsmore
	Title:	Authorized Signatory
Head, Global Transaction & Risk Management